                                                                   EXHIBIT 10.27

                             STOCKHOLDERS AGREEMENT
                             ----------------------

         STOCKHOLDERS AGREEMENT dated as of November 20, 2001 by and among Concentra Inc., a Delaware corporation (the "Company"), Welsh, Carson, Anderson
                                             -------
& Stowe VIII, L.P., a Delaware limited partnership ("WCAS"), and the other
                                                     ----
holders of Common Stock, $.01 par value, of the Company ("Common Stock") and
                                                          ------------
warrants to purchase Common Stock ("Warrants") named on Schedule I hereto (each
                                    --------
a "WCAS Holder" and collectively, the "WCAS Holders"), the several stockholders
   -----------                         ------------
of National Health Resources, Inc., a Delaware corporation ("NHR") named on
                                                             ---
Schedule II hereto (each an "NHR Holder" and collectively, the "NHR Holders")
                             ----------                         ----------
and, solely for purposes of Section 6 hereof, Ferrer Freeman Thompson & Co., LLC ("FFT"), on behalf of itself and its Designated Affiliates (as hereinafter
  ---
defined).

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, the Company, NHR Acquisition Company, Inc., a Delaware corporation and wholly-owned subsidiary of the Company ("Merger Corp"), and NHR
                                                         -----------
are parties to a Merger Agreement dated as of November 2, 2001 (the "Merger
                                                                     ------
Agreement"), pursuant to which, at the Effective Time (such term being used in
---------
this Agreement as defined in the Merger Agreement), Merger Corp will be merged (the "Merger") with and into NHR with NHR surviving the Merger as a wholly-owned
      -----
subsidiary of the Company;

         WHEREAS, pursuant to and in accordance with the Merger Agreement, at the Effective Time all shares of capital stock of NHR held by the NHR Holders shall be converted into the right to receive cash and/or shares of Common Stock (such shares, the "Common Shares"); and
                   -------------

         WHEREAS, the Company, WCAS, the other WCAS Holders, the NHR Holders and FFT desire to provide for certain matters relating to the Common Shares;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

         SECTION 1. Certain Defined Terms. In addition to the terms defined
                    ---------------------
elsewhere herein, the following terms shall have the following meanings when used herein with initial capital letters:

         "Affiliate" shall mean, with respect to any Person, any other Person
          ---------
that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.

         "Agreement" shall mean this agreement, as the same may be amended,
          ---------
supplemented or otherwise modified from time to time in accordance with the terms hereof.

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         "Assumption Agreement" shall mean a writing reasonably satisfactory in
          --------------------
form and substance to the Company and a majority in interest of the WCAS Holders (determined by reference to holdings of Common Stock) whereby a Permitted Transferee of an NHR Holder becomes a party to and agrees to be bound by (i) the terms of this Agreement as an "NHR Holder" hereunder to the same extent as if it was an original party hereto and (ii) the terms of any lock-up agreement to which the transferee is party.

         "Business Day" shall mean a day other than a Saturday, Sunday, federal
          ------------
or New York State holiday or other day on which commercial banks in New York City are authorized or required by law to close.

         "Commission" shall mean the Securities and Exchange Commission, or any
          ----------
other federal agency at the time administering the Securities Act.

         "Designated Affiliate" means, in the case of WCAS or FFT, (i) any
          --------------------
Affiliate thereof, (ii) any general or limited partner thereof, (iii) any managing director, general partner, director, limited partner, officer or employee thereof or of any Affiliate thereof, or the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any of the foregoing persons referred to in this clause (iii) ("Designated Associates"), or
                                                     ---------------------
(iv) a trust, the beneficiaries of which, or a corporation, limited liability company or partnership, the stockholders, members of general or limited partners of which, include only WCAS, FFT, any Affiliates of WCAS or FFT, or any Designated Associates or the spouses or lineal descendants thereof.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as
          ------------
amended, or any successor federal statute and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

         "Period of Distribution" shall mean (i) with respect to any Public
          ----------------------
Offering of Common Stock which includes Registrable Stock pursuant to Section 7(a), the period beginning on the effective date of the registration statement relating thereto and ending on the first date on which each underwriter has completed the distribution of all Registrable Stock purchased by it and (ii) with respect to any other registration of Registrable Stock pursuant to Section 7(a), a 90 day period beginning on the effective date of the registration statement relating thereto.

         "Permitted Transferee" shall mean (i) with respect to any NHR Holder
          --------------------
who is an individual, the spouse or lineal descendants thereof or any trust for the benefit of such NHR Holder or spouse or lineal descendants and (ii) with respect to any NHR Holder that is not an individual, any Affiliate thereof.

         "Person" shall mean any individual, corporation, limited liability
          ------
company, partnership, trust, joint stock company, business trust, unincorporated association, joint venture, governmental authority or other legal entity of any nature whatsoever.

         "Public Offering" shall mean the sale of Common Stock to the public in
          ---------------
a firm commitment underwritten public offering pursuant to an effective registration statement (other than a registration statement on Form S-4 or S-8 or any similar or successor form) filed under the Securities Act.

         "Registrable Stock" shall mean the Common Shares; provided, that as to
          -----------------
any particular Common Shares otherwise constituting Registrable Stock, such shares shall cease to be Registrable Stock when (A) a registration statement with respect to the sale of such shares shall have become effective under the Securities Act and such shares shall have been disposed of in accordance with such registration statement, (B) such shares shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, (C) such shares shall have become eligible for resale pursuant to Rule 144(k) (or any successor provision under the Securities Act), (D) such shares shall have been otherwise Transferred and new certificates for them not bearing a legend restricting further Transfer shall have been delivered to the transferee by the Company and subsequent disposition of them by the transferee shall not require registration or qualification of them under the Securities Act or (E) they shall have ceased to be outstanding.

         "Registration Expenses" shall mean all expenses incurred by the Company
          ---------------------
in complying with Section 7 hereof, including, without limitation, all registration, listing and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees of the National Association of Securities Dealers, Inc. and fees of transfer agents and registrars, but excluding any Selling Expenses.

         "Securities Act" shall mean the Securities Act of 1933, as amended, or
          --------------
any successor federal statute and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

         "Selling Expenses" shall mean all underwriting discounts and selling
          ----------------
commissions applicable to the sale of Registrable Stock and all expenses of counsel to the selling holders of Registrable Stock.

         "Transfer" shall mean a transfer, sale, assignment, pledge,
          --------
hypothecation or other disposition, whether directly or indirectly pursuant to the creation of a derivative security, the grant of an option or other right, the imposition of a restriction on disposition or voting, or transfer by operation of law.

         SECTION 2. Transfer of Common Shares.
                    -------------------------

         (a) Restrictions on Transfer; Permitted Transfers. Until August 17,
             ---------------------------------------------
2004 (the "Section 2(a) Expiration Date"), no NHR Holder shall Transfer any
           ----------------------------
Company Shares to any Person; provided, that this Section 2(a) shall not
                              --------
restrict (A) any Transfer made pursuant to Section 3, 4 or 7 hereof, (B) any Transfer to a Permitted Transferee of such NHR Holder who duly executes and delivers an Assumption Agreement so long as such Transfer is made for no more than cost and otherwise complies with the terms and conditions of this Agreement or (C) any Transfer of Company Shares held by any employee, officer or director of the Company or any subsidiary of the Company in connection with the repurchase of such shares by the Company (the Transfers described in the foregoing clauses (A), (B) and (C) being herein referred to as "Permitted Transfers"). Any purported Transfer of any Company Shares in
       -------------------
violation of the provisions of this Agreement shall be null and void and of no effect and each party hereto agrees that the Company shall not give effect to any such Transfer. Notwithstanding anything to the contrary contained above, no Transfer otherwise permitted under this Section 2(a) shall be permitted if such Transfer would require the Company to register a class of equity securities under Section 12 of the Exchange Act under circumstances where the Company does not then have securities of such class registered under Section 12 of the Exchange Act.

         (b) Notice of Proposed Transfer; Securities Law Compliance. Prior to
             ------------------------------------------------------
any proposed Transfer of any Common Shares (other than under the circumstances described in Sections 3, 4 or 7 hereof), whether such Transfer is made before or after the Section 2(a) Expiration Date, the NHR Holder holding such shares shall give written notice to the Company of its intention to effect such Transfer. Each such notice shall describe the manner of the proposed Transfer and, if reasonably requested by the Company, shall be accompanied by an opinion of counsel reasonably satisfactory to the Company to the effect that the proposed Transfer of such Common Shares may be effected without registration under the Securities Act. If the foregoing condition is met, such NHR Holder shall be entitled, subject to the other terms and condition of this Agreement, to Transfer such shares in accordance with the terms of its notice. Each certificate for Common Shares Transferred as above provided shall bear the Securities Act Legend set forth in Section 2(c) below, unless (i) such Transfer is in accordance with the provisions of Rule 144 (or any other rule permitting public sale without registration under the Securities Act) or is pursuant to an effective registration under the Securities Act or (ii) the opinion of counsel referred to above is to the further effect that (or, if no opinion is required, the Company determines that) the transferee and any subsequent transferee (other than an Affiliate of the Company) would be entitled to Transfer such securities in a public sale without registration under the Securities Act. The foregoing restrictions on transferability of Company Shares shall terminate as to any particular shares when such shares have either (A) been sold to the public pursuant to an effective registration statement under the Securities Act or (B) whenever the holder of such shares is able to demonstrate to the Company (and its counsel) that the provisions of Rule 144(k) of the Securities Act are available to such NHR Holder without limitation. Upon the termination of such restrictions, such holder shall be entitled to receive from the Company, without expense, a new certificate not bearing the Securities Act Legend set forth in
Section 2(c).

         (c) Legends. Each certificate representing Company Shares shall bear
             -------
the following two legends each in substantially the following form with such additions thereto or changes therein as the Company may be advised by counsel are required by law or necessary to give full effect to this Agreement (the first such legend being referred to herein as the "Securities Act Legend" and
                                                   ---------------------
the second such legend being referred to herein as the "Shareholders Agreement
                                                        ----------------------
Legend"):
------

         "THE SHARES OF COMMON STOCK EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED

         UNDER THAT ACT OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE."

         "THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCKHOLDERS AGREEMENT DATED AS OF NOVEMBER 20, 2001 AMONG THE COMPANY AND THE STOCKHOLDERS OF THE COMPANY NAMED THEREIN, AS AMENDED, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH STOCKHOLDERS AGREEMENT. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF SUCH STOCKHOLDERS AGREEMENT."

The Shareholders Agreement Legend will be removed by the Company by the delivery of substitute certificates without such legend in the event of (i) a Transfer permitted by this Agreement and in which the transferee is not required to enter into an Assumption Agreement or (ii) the termination of this Agreement pursuant to the terms hereof.

         SECTION 3. Tag-Along Rights.
                    ----------------

         (a) With respect to any proposed Transfer by one or more WCAS Holders (collectively, the "Selling Stockholder") of shares of Common Stock and/or
                    -------------------
Warrants to any Person who is not an Affiliate thereof (including as Affiliates for such purposes all Designated Affiliates of WCAS and (i) with respect to each WCAS Holder that is a partnership, (A) the general and limited partners thereof and (B) all officers, directors, members and employees of each Affiliate thereof and (ii) with respect to each WCAS Holder who is an individual, any spouse or lineal descendant thereof and any trust for the benefit of such WCAS Holder or any such spouse or lineal descendant), other than (i) in a Public Offering, (ii) pursuant to a bona fide sale to the public pursuant to Rule 144 under the Securities Act or (iii) pursuant to any agreement or plan of merger or combination, including any tender or exchange offer in respect thereof, that is approved by the Board of Directors of the Company and that provides for equal treatment of all outstanding shares of Common Stock (any such transaction, other than those referred to in (i), (ii) and (iii) above, a "Proposed Sale"), each
                                                        -------------
NHR Holder will have the right to require the proposed transferee or acquiring Person to purchase from each such NHR Holder who exercises its rights under this
Section 3 (a "Tagging NHR Holder") up to that number of Common Shares that is
              ------------------
equal to the product (rounded down to the nearest whole number) of (i) the quotient determined by dividing (A) the aggregate number of Common Shares owned by such Tagging Stockholder by (B) the aggregate number of shares of Common Stock and Class A Common Stock, $.01 par value, of the Company ("Class A Common
                                                                 --------------
Stock" and, together with the Common Stock, "Company Capital Stock") then
-----                                        ---------------------
outstanding (assuming the exercise of all outstanding Warrants) and owned by the Selling Stockholder, the Tagging NHR Holders and all other securityholders of the Company having a right to participate in such Proposed Sale and (ii) the total number of shares of Common Stock and Warrants proposed to be Transferred to the transferee or acquiring Person in the Proposed Sale (a "Proposed Transferee"),
                                                        -------------------
at the same price per share of Common Stock and upon the same terms and conditions (including, without limitation, time of payment, form of consideration and adjustments to purchase price) as the Selling Stockholder; provided, that in order to be entitled to exercise its right to sell Common
--------
Shares to the Proposed Transferee pursuant to this Section 3, each Tagging Stockholder (x) shall agree to the same covenants (as appropriate) and indemnities as the Selling Stockholder agrees to in connection with the Proposed Sale; provided, that the aggregate amount of liability of such Tagging NHR
      -------
Stockholder with respect to such covenants and indemnities shall not exceed the proceeds to such Tagging NHR Stockholder in connection with the Proposed Sale, and (y) shall make such representations and warranties concerning its title to the Company Shares to be sold in connection with the Proposed Sale and its authority to enter into and consummate the Proposed Sale as the Selling Stockholder makes, but shall not be required to make any other representations and warranties.

         (b) Each Tagging NHR Stockholder will be responsible for funding its proportionate share of any escrow arrangements in connection with the Proposed Sale and for its proportionate share of any withdrawals therefrom, including without limitation any such withdrawals that are made with respect to claims arising out of agreements, covenants, representations, warranties, indemnities or other provisions relating the Proposed Sale that were made by the Tagging NHR Stockholder.

         (c) Each Tagging NHR Stockholder will be responsible for its proportionate share of the reasonable fees, commissions and other out-of-pocket expenses (collectively, "Costs") of the Proposed Sale to the extent not paid or reimbursed by the Company, the Proposed Transferee or another Person (other than the Selling Stockholder); provided, that the Proposed Sale is consummated and
                          --------
the liability for such Costs shall not exceed the total purchase price received by such Tagging NHR Stockholder for such shares. The Selling Stockholder shall be entitled to estimate the Tagging NHR Stockholders' proportionate share of such Costs and to withhold such amounts from payments to be made to the Tagging NHR Stockholder at the time of closing of such Proposed Sale; provided, that (i)
                                                              --------
such estimate shall not preclude the Selling Stockholder from recovering additional amounts from the Tagging NHR Stockholder in respect of such Tagging NHR Stockholder's proportionate share of such Costs and (ii) the Selling Stockholder shall reimburse the Tagging NHR Stockholder to the extent actual amounts are ultimately less than the estimated amounts or any such amounts are paid by the Company, the Proposed Transferee or another Person (other than the Selling Stockholder).

         (d) The Selling Stockholder will give notice to the Company of each Proposed Sale not more than five days after the execution of the definitive agreement relating to the Proposed Sale, setting forth the number of shares of Common Stock and Warrants proposed to be so Transferred, the name and address of the Proposed Transferee, the proposed amount and form of consideration (and if such consideration consists in part or in whole of property other than cash, the Selling Stockholder will provide such information, to the extent reasonably available to the Selling Stockholder, relating to such non-cash consideration as each of the Tagging NHR Stock holders, may reasonably request in order to evaluate such non-cash consideration) and other terms and conditions of payment offered by the Proposed Transferee. If any holders of Common Stock are given an option as to the form and amount of consideration to be received, all

Tagging NHR Stockholders shall be given the same option. In the event that any of the terms and/or conditions set forth in the notice are thereafter amended in any respect, the Selling Stockholder shall also give written notice of the amended terms and conditions of the Proposed Sale to the Company, and each Tagging NHR Stockholder shall be permitted to cancel its exercise of its rights under this Section 3 upon delivery of written notice to the Company to such effect and shall be released from its obligation hereunder. Upon its receipt of any such notice or amended notice, the Company shall promptly, but in all events within three (3) Business Days of its receipt thereof, forward copies thereof to each of the Tagging NHR Stockholders. The Selling Stock holder will deliver or cause to be delivered to the Company, which in turn will deliver to each Tagging NHR Stockholder, copies of all transaction documents relating to the Proposed Sale promptly as the same become available. The tag-along rights provided by this Section 3 must be exercised by the Tagging NHR Stockholders within 10 Business Days following receipt of the notice required by the preceding sentence by delivery of a written notice to the Selling Stock holder indicating its desire to exercise its rights and specifying the number of Common Shares it desires to sell (the "Tag-Along Notice"). The Tagging NHR Stockholders will be
                      ----------------
entitled under this Section 3 to Transfer to the Proposed Transferee up to that number of Common Shares calculated in accordance with Section 3(a) above.

         (e) Any Tagging NHR Stockholder participating in the proposed disposition shall deliver to the Company, as agent for such Tagging NHR Stockholder, for Transfer to the Proposed Transferee one or more certificates, properly endorsed for Transfer and with all stock transfer taxes paid and stamps affixed, which represent the number of Common Shares that such Tagging NHR Stockholder elects to dispose of pursuant to this Section 3. The consummation of such proposed disposition shall be subject to the sole discretion of the Selling Stock holder, who shall have no liability or obligation whatsoever to any Tagging NHR Stockholder participating therein other than to obtain for such Tagging NHR Stockholder the same terms and conditions as those of the Selling Stockholder. Upon the consummation of any such sale, the Company (i) shall transfer to the Proposed Transferee a stock certificate or certificates representing the number of Common Shares to be disposed of by any Tagging NHR Stockholders and (ii) shall promptly thereafter remit to each Tagging NHR Stockholder (i) that portion of the proceeds of the disposition to which such Tagging NHR Stockholder is entitled by reason of such participation and (ii) a stock certificate representing any balance of Common Shares that were not so disposed of (or all Common Shares, in the event the proposed disposition is not consummated).

         (f) If any Tagging NHR Stockholder exercises its rights under this
Section 3, the closing of the purchase of the Common Shares with respect to which such rights have been exercised will take place concurrently with the closing of the sale of the Selling Stockholder's Common Stock and/or Warrants to the Proposed Transferee. If by the end of ninety (90) days following the date of delivery of the notice of the Proposed Sale provided by the Company pursuant to
Section 3(d), the Selling Stockholder and the Proposed Transferee have not completed the Proposed Sale, each Tagging NHR Stockholder shall be released from its obligations under this Section 3, and the Tag-Along Notices shall be null and void, and it shall be necessary for the terms of this Section 3 to be separately complied with in order to consummate such Proposed Sale pursuant to this Section 3.

         SECTION 4. Drag-Along Rights.
                    -----------------

         (a) If one or more of the WCAS Holders (collectively, the "Dragging
                                                                    --------
Stockholder") receives an offer from a Person other than an Affiliate thereof (a
-----------
"Third Party") to purchase (in a transaction of a type referred to in the first
 -----------
sentence of Section 3(a)) at least a majority of the shares of Common Stock then outstanding and such offer is accepted by the Dragging Stockholder, then each NHR Holder (collectively, the "Drag-Along Stockholders") hereby agrees that, if
                               -----------------------
requested by the Dragging Stockholder, it will Transfer to such Third Party, subject to the other provisions of this Section 4, on the terms of the offer so accepted by the Dragging Stockholder, including, without limitation, time of payment, form and choice of consideration and adjustments to purchase price, a number of Common Shares equal to the number of Common Shares owned by it multiplied by the percentage of the then outstanding shares of Common Stock to which the Third Party offer is applicable.

         (b) The Dragging Stockholder will give notice (the "Drag-Along Notice")
                                                             -----------------
to the Company of any proposed Transfer giving rise to the rights of the Dragging Stockholder set forth in Section 4(a) (a "Section 4 Transfer") within
                                                   ------------------
five (5) Business Days following the Dragging Stockholder's acceptance of the offer referred to in Section 4(a). The Company will promptly forward such notice to each Drag-Along Stockholder (it being understood that such notice shall be given to the Company and forwarded to the Drag-Along Stockholders, in any event, not less than 10 Business Days prior to the proposed closing date for such
Section 4 Transfer). The Drag-Along Notice will set forth the number of shares of Common Stock proposed to be so Transferred, the name of the proposed Transferee or acquiring Person, the proposed amount and form of consideration (and if such consideration consists in part or in whole of property other than cash, the Dragging Stockholder will provide such information, to the extent reasonably available to the Dragging Stockholder, relating to such non-cash consideration as the Drag-Along Stockholders together may reasonably request in order to evaluate such non-cash consideration) and the other terms and conditions of the offer. If any holders of Common Stock are given an option as to the form and amount of consideration to be received, all Drag-Along Holders shall be given the same option. Each Drag-Along Stockholder (x) shall agree to the same covenants (as appropriate) and indemnities as the Dragging Stockholder agrees to in connection with the Section 4 Transfer; provided, that the
                                                     --------
aggregate amount of liability of such Drag-Along Stockholder with respect to such covenants and indemnities shall not exceed the proceeds to such Drag-Along Stockholder in connection with the Section 4 Transfer and (y) shall make such representations and warranties concerning its title to the Common Shares to be sold in connection with the Section 4 Transfer and its authority to enter into and consummate the Section 4 Transfer as the Dragging Stockholder makes, but shall not be required to make any other representations and warranties. If a Dragging Stockholder does not request that the Drag-Along Stockholders participate in a Section 4 Transfer, then each NHR Holder shall have the right to participate in such proposed transfer in accordance with its rights under
Section 3 above.

         (c) Each Drag-Along Stockholder will be responsible for funding its proportionate share of any escrow arrangements in connection with the Section 4 Transfer and for its proportionate share of any withdrawals therefrom, including without limitation any such withdrawals that are made with respect to claims arising out of agreements, covenants, represen-tations, warranties, indemnities or other provisions relating the Section 4 Transfer that were made by the Drag-Along Stockholder.

         (d) Each Drag-Along Stockholder will be responsible for its proportionate share of the Costs of the Section 4 Transfer to the extent not paid or reimbursed by the Company, the Third Party or another Person (other than the Dragging Stockholder); provided, that such Section 4 Transfer is consummated
                           --------
and the liability for such Costs shall not exceed the total purchase price received by such Drag-Along Stockholder for such shares. The Dragging Stockholder shall be entitled to estimate the Drag-Along Stockholders' proportionate share of such Costs and to withhold such amounts from payments to be made to the Drag-Along Stockholder at the time of closing of the Section 4 Transfer; provided, that (i) such estimate shall not preclude the Dragging Stockholder from recovering additional amounts from the Drag-Along Stockholder in respect of such Drag-Along Stockholder's proportionate share of such Costs and (ii) the Dragging Stockholder shall reimburse the Drag-Along Stockholder to the extent actual amounts are ultimately less than the estimated amounts or any such amounts are paid by the Company, the Third Party or another Person (other than the Dragging Stockholder). If the Section 4 Transfer is not consummated within 180 days from the date of the Drag-Along Notice, the Dragging Stockholder must deliver another Drag-Along Notice in order to exercise its rights under this Section 4 with respect to such Section 4 Transfer.

         (e) At the closing of such Section 4 Transfer, each of the Dragging Stockholders shall deliver certificates evidencing the Common Shares then held by it and to be sold in such sale, duly endorsed for transfer or accompanied by stock powers executed in blank, against payment of the purchase price therefor by wire transfer to the account or accounts specified by such Drag-Along Stockholder.

         (f) The proceeds from such Section 4 Transfer shall be allocated among all selling holders of Common Stock on a pro rata basis, based on the number of shares of Common Stock then held by each such stockholder.

         SECTION 5. Custody Agreement and Power of Attorney. Upon delivering a
                    ---------------------------------------
Tag Along Notice or receiving a Drag-Along Notice, each NHR Holder will, if requested by the Selling Stockholder or the Dragging Stockholder, as the case may be, execute and deliver a custody agreement and power of attorney in form and substance reasonably satisfactory to the Selling Stockholder or the Dragging Stockholder with respect to the Common Shares that are to be sold by such NHR Holders pursuant to Section 3 or Section 4, as the case may be (a "Custody
                                                                   -------
Agreement and Power of Attorney"). The Custody Agreement and Power of Attorney
-------------------------------
will provide, among other things, that each such NHR Holder will deliver to and deposit in custody with the custodian and attorney-in-fact named therein a certificate or certificates representing such Common Shares (each duly endorsed in blank by the registered owner or owners thereof) and irrevocably appoint said custodian and attorney-in-fact as its agent and attorney-in-fact with full power and authority to act under the Custody Agreement and Power of Attorney on its behalf with respect to (and subject to the terms and conditions of) the matters specified in Section 3 or Section 4, as the case may be.

         SECTION 6. Right of First Offer.
                    --------------------

         (a) If, at any time after the Section 2(a) Expiration Date, any NHR Holder (for purposes of this Section 6, a "Seller") desires to Transfer (other
                                           -----
than in a Permitted Transfer) any of the Common Shares held by it, then such Seller shall give to the Company a written notice (a "Notice of Desire to Sell")
                                                      ------------------------
which shall set forth in reasonable detail the number of Common Shares which it desires to sell (the "Subject Shares") and, may, if the Seller so chooses to specify, set forth any other terms and conditions of the desired disposition. The Company shall deliver such Notice of Desire to Sell to WCAS and FFT promptly upon receipt thereof. A Seller may deliver a Notice of Desire to Sell whether or not such Seller has received an offer from a third party to purchase such Company Shares.

         (b) WCAS, FFT and their Designated Affiliates (the "Offerees") shall
                                                             --------
have the right, exercisable upon written notice to the Seller within 15 days after receipt of any Notice of Desire to Sell (the "Offer Notice"), to offer to
                                                    ------------
purchase any or all Subject Shares proposed to be sold by the Seller at a purchase price equal to the proposed purchase price specified in the Notice of Desire to Sell if so specified, or as proposed in the Offer Notice if not specified in the Notice of Desire to Sell, and otherwise on the terms and conditions specified in the Notice of Desire to Sell to the extent so specified and any additional terms and conditions proposed in the Offer Notice (collectively, including with respect to purchase price, the "Offer Terms").
                                                              -----------
Each Offer Notice shall state the number of shares to be purchased by the Offerees delivering such Offer Notice (the "Purchasing Stockholders") and that
                                            -----------------------
the Purchasing Stockholders will purchase such shares within 45 days thereafter (or such longer period as is necessary to obtain any necessary consents or approvals or to otherwise comply with applicable law). In the event that more than one Person exercises its right to offer to purchase pursuant to this paragraph 6(b), the allocation among such Purchasing Stockholders of any shares actually sold pursuant to this paragraph 6(b) shall be as agreed by such Purchasing Stockholders; provided, that, if the number of shares that the Purchasing Stockholders offer to purchase exceeds the number of Subject Shares and the Purchasing Stockholders do not agree on the allocation of the Subject Shares prior to the expiration of the 15-day period specified in this paragraph 6(b) then the Subject Shares shall be allocated ratably between Purchasing Stockholders based on the number of shares of Company Capital Stock owned by such Purchasing Stockholder on the date of such Offer Notice out of the total outstanding shares of Company Capital Stock on that date owned by all of the Purchasing Stockholders; provided, further, that any such Subject Shares
                         --------  -------
allocated to the FFT and its Designated Affiliates may be allocated among the they as they may agree.

         (c) If the Offerees deliver, within the period specified in paragraph 6(b) above, an Offer Notice with respect to Subject Shares, the Seller shall sell such Subject Shares to such Purchasing Stockholders on the Offer Terms within the 45-day period specified in paragraph 6(b) above (or such longer period as is necessary to obtain any necessary consents or approvals or to otherwise comply with applicable law). Following the period specified in paragraph 6(b) above, the Seller may (subject to any other applicable restrictions hereunder) Transfer such Subject Shares with respect to which no Offer Notice was received to any third party; provided, that the Seller may not sell such shares with respect to which no Offer Notice was received to such third party on material terms that are the same as or more favorable, in the aggregate, to such third party than the material terms set forth in the Offer Terms, in the aggregate. Any such sale with respect to which definitive documentation is not entered into within 60 days after the expiration of the period specified in paragraph 6(b) above, or which is not consummated within 60 days of the execution of such definitive documentation (or such longer period as is necessary to obtain any necessary consents or approvals or to otherwise comply with applicable law) shall again be subject to the requirements of this Section 6.

         SECTION 7. Registration Rights.
                    -------------------

         (a) Piggyback Registration. If the Company at any time proposes to
             ----------------------
register any Common Stock under the Securities Act for sale to the public, whether for its own account or for the account of other stockholders of the Company or both (except (x) with respect to registration statements on Form S-4 or S-8 or another form not available for registering Registrable Stock for sale to the public or (y) with respect to the first Public Offering after the date hereof), it will give written notice at such time to all holders of outstanding Registrable Stock of its intention to do so. Upon the written request of any such holder, given within 20 days after receipt of any such notice by the Company, to register any of its Registrable Stock (which request shall state the intended method of disposition thereof), the Company will use its reasonable best efforts to cause the Registrable Stock as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent required to permit the sale or other disposition by the holder (in accordance with its written request) of such Registrable Stock so registered; provided that nothing herein shall prevent the Company from abandoning or delaying such registration at any time. In the event that any registration pursuant to this
Section 7(a) shall be in whole or in part an underwritten public offering of Common Stock, any request by a holder pursuant to this Section 7(a) to register Registrable Stock shall specify that such Registrable Stock is to be included in the underwriting on the same terms and conditions as the shares of Common Stock otherwise being sold through underwriters under such registration. The number of shares of Registrable Stock to be included in such an underwriting may be reduced (such reduction to be made on a pro rata basis among the holders of Registrable Stock requesting registration pursuant to this Section 7(a) based on the number of shares of Registrable Stock requested to be registered by such holders) if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold therein by the Company and/or any other selling securityholders of the Company.

         (b) Registration Procedures. If and whenever the Company is required by
             -----------------------
the provisions of Section 7(a) hereof to use its reasonable best efforts to effect the registration of any of the Registrable Stock held by NHR Holders under the Securities Act, the Company will:

         (i) in accordance with the Securities Act and all applicable rules and regulations, prepare (and afford one counsel for the selling holders of Registrable Stock reasonable opportunity to review and comment thereon) and file with the Commission a registration statement with respect to such securities and use its reasonable best efforts to cause such registration statement to become and remain effective for the Period of the Distribution contemplated thereby;

         (ii) prepare (and afford one counsel for the selling holders of Registrable Stock reasonable opportunity to review and comment thereon) and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith and any documents incorporated by reference therein and file such other documents as may be necessary to keep such registration statement effective for the Period of the Distribution contemplated thereby and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Stock covered by such registration statement in accordance with the sellers' intended method of disposition set forth in such registration statement for such Period of Distribution;

         (iii) furnish to each selling holder and to each underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus), and all amendments, supplements, and exhibits thereto, and such other documents as such persons may reasonably request in order to facilitate the public sale or other disposition of the Registrable Stock covered by such registration statement;

         (iv) use its reasonable best efforts to register or qualify the Registrable Stock covered by such registration statement under the securities or blue sky laws of such jurisdictions as the selling holders of Registrable Stock or, in the case of an underwritten public offering, the managing underwriter, shall reasonably request; provided, that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (iv), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any jurisdiction;

         (v) immediately notify each selling holder of Registrable Stock under such registration statement and each underwriter (A) when such registration statement or any post- effective amendment or supplement thereto becomes effective or a supplement to any prospectus forming a part of such registration statement has been filed; (B) of the issuance by the Commission or any state securities authority of any stop order, injunction or other order or requirement suspending the effectiveness of such registration statement; (C) of the happening of any event as a result of which such registration statement, as then in effect, the prospectus contained therein or any document incorporated by reference therein includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; or (D) of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information;

         (vi) use its reasonable best efforts to furnish, at the request of any selling holder, on the date that shares of Registrable Stock are delivered to the underwriters for sale pursuant to such registration statement, if such securities are being sold through underwriters, or on the date that the registration statement becomes effective, if such securities are not being sold through underwriters: (A) an opinion dated such date of counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to each such selling holder of Registrable Stock, stating that such registration statement has become effective under the Securities Act and that
(1) to the knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act and (2) the registration statement, the related prospectus, and each amendment or supplement thereof, comply as to form in all material respects with the requirements of the Securities Act (except that such counsel need express no opinion as to financial statements, the notes thereto, and the financial schedules and other financial and statistical data contained therein), and (B) a letter dated such date from the independent public accountants retained by the Company, addressed to the underwriters, if any, and to such sellers of Registrable Stock stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five business days prior to the date of such letter) with respect to the registration in respect of which such letter is being given as such underwriters or sellers of Registrable Stock may reasonably request; and

         (vii) take such actions as may be necessary or appropriate to cause the Registrable Stock so to be registered to be listed on the principal securities exchange (or on the NASDAQ National Market System, as the case may be) on which shares of Common Stock are then traded.

         In connection with each registration hereunder, the selling holders of Registrable Stock will furnish to the Company in writing such information with respect to themselves and the proposed distribution by them as shall be reasonably necessary in order to assure compliance with federal and applicable state securities laws.

         (c) Expenses. The Company will pay all Registration Expenses in
             --------
connection with each registration statement filed pursuant to Section 7(a) hereof. All Selling Expenses in connection with any registration statement filed pursuant to Section 7(a) hereof shall be borne by the participating holders of Registrable Stock in proportion to the number of shares proposed to be sold by each.

         (d) Rule 144 Reporting. The Company agrees with each of the NHR Holders
             ------------------
that (i) the Company shall make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times as it is able to do so, (ii) the Company shall file with the Commission in a timely manner all reports and other documents as the Commission may prescribe under Section 13(a) or 15(d) of the Exchange Act at any time that the Company is subject to such reporting requirements of the Exchange Act, (iii) the Company shall furnish to any holder of Registrable Stock forthwith upon request (1) a written statement by the Company as to its compliance with the reporting requirements of Rule 144, and of the Securities Act and the Exchange Act, (2) a copy of the most recent annual or quarterly report of the Company and (3) such other reports and documents so filed as such holder may reasonably request to avail itself of any rule or regulation of the Commission allowing a holder of Registrable Stock to sell any such securities without registration.

         SECTION 8. Indemnification.
                    ---------------

         (a) In the event of a registration of any of the Registrable Stock under the Securities Act pursuant to Section 7(a) hereof, the Company will indemnify and hold harmless, to the fullest extent permitted by law, each seller of such Registrable Stock thereunder, each underwriter of Registrable Stock thereunder, each of their respective affiliates, each of their and their affiliates' respective directors, officers, fiduciaries, trustees, agents, employees, stockholders, general and limited partners and members, and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, actions or proceedings (whether commenced or threatened) in respect thereof (all of the foregoing, collectively, "Claims") and expenses (including the reasonable fees and expenses of counsel, and amounts paid in any settlement effected with the Company's consent, which consent shall not be unreasonably withheld or delayed) to which such indemnified party may become subject under the Securities Act or otherwise, insofar as such Claims or expenses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Stock were registered under the Securities Act pursuant to Section 7(a), any preliminary prospectus, summary or final prospectus contained therein, or any amendment or supplement of any thereof, or any documents incorporated by reference therein, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, that the Company will not be liable to any such indemnified party if and to the extent that any such Claim or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information pertaining to such indemnified party furnished by such indemnified party in writing for use in such registration statement or prospectus.

         (b) In the event of a registration of any of the Registrable Stock under the Securities Act pursuant to Section 7(a) hereof, each seller of such Registrable Stock thereunder, severally and not jointly, will indemnify and hold harmless, to the fullest extent permitted by law, the Company and each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, each other selling stockholder of the Company under such registration statement and each affiliate, officer, director, fiduciary, trustee, agent, employee, stockholder, general or limited partner or member of the Company, each such controlling person, each such officer, each such director, each such underwriter and each such other selling stockholder against all Claims and expenses (including reasonable fees and expenses of counsel, and amounts paid in any settlement effected with the indemnifying party's consent, which consent shall not be unreasonably withheld or delayed) to which the Company or such officer or director or underwriter or controlling person or other selling stockholder may become subject under the Securities Act or otherwise, insofar as such Claims or expenses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Stock were registered under the Securities Act pursuant to Section 7(a) any preliminary prospectus, summary or final prospectus contained therein, or any amendment or supplement of any thereof, or any documents incorporated by reference therein, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such indemnified party for any legal or other expenses incurred by them in connection with investigating or defending any such Claim; provided, that such seller will be liable hereunder to any such indemnified party if and only to the extent that any such Claim or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such seller, as such, furnished in writing to the Company by such seller for use in such registration statement or prospectus; provided, further, that the liability of each selling NHR Holder hereunder shall be limited to the proceeds (net of underwriting discounts and commissions) received by such seller from the sale of Registrable Stock covered by such registration statement.

         (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party under this Section 8 except to the extent such indemnifying party is materially prejudiced thereby, and in any event will not relieve such indemnifying party from any liability which it may have to any indemnified party other than under this Section 8. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 8 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, that, if the defendants in any such action include both
             --------
the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, or if the indemnifying party shall not diligently continue such defense in good faith, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

         (d) Notwithstanding the foregoing, any indemnified party shall have the right to retain its own counsel in any such action, but except as set forth above the fees and disbursements of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party shall have failed to retain counsel for the indemnified person as aforesaid or (ii) the indemnifying party and such indemnified party shall have mutually agreed to the retention of such counsel. It is understood that the indemnifying party shall not, in connection with any action or related actions in the same jurisdiction, be liable for the fees and disbursements of more than one firm (together with local counsel) to act as counsel for the indemnified party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (which shall not be unreasonably withheld or delayed), but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the written consent of the indemnified party (which shall not be unreasonably withheld or delayed), effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action in respect of which indemnification may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action) unless such settlement, compromise or judgment
(i) includes an unconditional release of such indemnified party from all liability arising out of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of such indemnified party.

         (e) If for any reason the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under this Section 8 in respect of any Claims or expenses in respect thereof referred to therein, then each indemnifying party shall in lieu of indemnifying such indemnified party contribute to the amount paid or payable by such indemnified party as a result of such Claims or expenses in such proportion as appropriate to reflect the relative fault of the parties in connection with the statements or omissions which resulted in such Claims or expenses as well as any other relevant equitable considerations, including the failure to give any notice under Section 8(c). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by the indemnifying party, on the one hand, or the indemnified party, on the other, and to the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each of you agree that it would not be just and equitable if contributions pursuant to this paragraph (e) were determined by pro rata allocation (even if all of the sellers of such Registrable Stock were treated as one entity for such purpose) or by any other method of allocation which did not take account of the equitable considerations referred to above in this paragraph (e). The amount paid or payable by an indemnified party as a result of the Claims and expenses in respect thereof, referred to above in this paragraph (e), shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this paragraph (e), no seller of such Registrable Stock or related indemnified party shall be required to contribute any amount in excess of the amount of proceeds (net of underwriting discounts and commissions) received by such seller from the sale of Registrable Stock covered by such registration statement. No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Securities Act), shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

         (f) The indemnification of underwriters provided for in this Section 8 shall be on such other terms and conditions as are at the time customary and reasonably required by such underwriters. In that event the indemnification of the sellers of Registrable Stock in such underwriting shall at the sellers' request be modified to conform to such terms and conditions.

         (g) The indemnification and contribution agreements contained herein shall be in addition to any other rights to indemnification and contribution which any indemnified party may have pursuant to law or contract or otherwise, shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party and shall survive the transfer of Registrable Stock by any such party.

         SECTION 9. Representations and Warranties of the Parties. Each of the
                    ---------------------------------------------
parties hereto, severally and not jointly, represents and warrants (as to itself only) to each of the other parties hereto as follows:

         (a) Each such party that is a corporation, limited liability company, limited partnership, trust or other entity, is duly organized, validly existing and in good standing, in each case to the extent applicable, under the laws of the jurisdiction of its organization. Each such party that is a corporation, limited liability company, limited partnership, trust or other entity has the requisite power and authority, and each such party that is an individual has the capacity, to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by such party will not violate any provision of the charter, bylaws or other governing instruments, if any, of such party, any provision of applicable law, any order of any court or other agency of government applicable to such party, or any provision of any indenture, agreement or other instrument to which such party or any of such party's properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument.

         (b) This Agreement has been duly executed and delivered by such party, and when executed by the other parties hereto will constitute the legal, valid and binding obligation of such party, enforceable against it in accordance with its terms.

         SECTION 10. Miscellaneous.
                     -------------

         (a) Headings. Headings of sections and paragraphs of this Agreement are
             --------
inserted for convenience of reference only and shall not affect the interpretation or be deemed to constitute a part hereof.

         (b) Severability. In the event that any one or more of the provisions
             ------------
contained in this Agreement or in any other instrument referred to herein shall, for any reason, be held to be invalid, illegal or unenforceable, such illegality, invalidity or unenforceability shall not affect any other provisions of this Agreement.

         (c) Benefits of Agreement. Nothing expressed by or mentioned in this
             ---------------------
Agreement is intended or shall be construed to give any person other than the parties hereto and their respective successors and permitted assigns any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and permitted assigns. Notwithstanding anything in this Section 10(c) to the contrary, subject to compliance with the terms of this Agreement, each NHR Holder shall have the right to assign its interests hereunder in whole or in part to any transferee of the Company Shares held by such NHR Holder in compliance with this Agreement. Except as expressly permitted hereby, each party's rights and obligations under this

Agreement shall not be subject to assignment or delegation by any party hereto, and any attempted assignment or delegation in violation hereof shall be null and void ab initio.

         (d) Notices. Any notice, request, consent or other communications
             -------
required or permitted hereunder shall be deemed to be sufficient and received if contained in a written instrument delivered in person or by courier or duly sent by first class certified mail, postage prepaid, or by facsimile addressed to such party at the address or facsimile number set forth below:

         (1) if to the Company, to it at:

                           5080 Spectrum Drive
                           Suite 400, West Tower
                           Addison, Texas  75001
                           Facsimile Number: (972) 387-1938
                           Attention:  General Counsel

         with a copy to:

                           Reboul, MacMurray, Hewitt, Maynard & Kristol
                           45 Rockefeller Plaza
                           New York, New York  10111
                           Facsimile Number:  (212) 841-5725
                           Attention: Othon A. Prounis, Esq.

         (2) if to any WCAS Holder or NHR Holder, to the address of such stockholder appearing in Schedule I or Schedule II hereto with a copy to:

                  Milbank, Tweed, Hadley & McCloy LLP
                  1 Chase Manhattan Plaza
                  New York, New York 10005
                  Facsimile Number: (212) 530-5219
                  Attention: Robert S. Reder, Esq.

         (3) if to FFT, to it at:

                  Ferrer Freeman Thompson & Co.
                  The Mill
                  10 Glenville Street
                  Greenwich, Connecticut 06831
                  Facsimile Number: (203) 532-8016

         with a copy to:

                  Fried, Frank, Harris, Shriver & Jacobson
                  One New York Plaza
                  New York, New York 10004
                  Facsimile Number: (212) 859-8164
                  Attention: David Golay

or, in any case, at such other address or facsimile number as shall have been furnished in writing by such party to the other parties hereto. All such notices, requests, consents and other communications shall be deemed to have been received (a) in the case of personal or courier delivery, on the date of such delivery, (b) in the case of mailing by first class certified mail, postage prepaid, on the fifth business day following the date of such mailing and (c) in the case of facsimile, when received.

         (e) Entire Agreement; Modification; Termination of Agreement. This
             --------------------------------------------------------
Agreement (including the schedules hereto) constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be amended, supplemented or otherwise modified except by an instrument in writing signed by the Company and (i) a majority in interest of Common Stock held by the WCAS Holders and (ii) a majority in interest of Common Shares held by the NHR Holders. Any waiver of any provision of this Agreement must be in a writing signed by the party against whom enforcement of such waiver is sought. Notwithstanding anything to the contrary contained in this Agreement, (A) the provisions of Sections 2(a), 3, 4, 5 and 6 of this Agreement shall terminate upon the consummation of one or more Public Offerings by the Company of Common Stock having an aggregate offering price to the public of not less than $100 million and (B) this Agreement shall terminate in its entirety on the tenth anniversary of the date hereof.

         (f) Covenants Bind Successors and Assigns. All the covenants,
             -------------------------------------
stipulations, promises and agreements in this Agreement contained by or on behalf of any party shall bind its successors and permitted assigns, whether so expressed or not.

         (g) Effectiveness. This Agreement shall be of no force or effect unless
             -------------
and until the consummation of the Merger at the Effective Time; upon such consummation, this Agreement shall be in full force and effect.

         (h) Counterparts. This Agreement may be executed in any number of
             ------------
counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

         (i) Changes in Company Capital Stock. If, and as often as, there are
             --------------------------------
any changes in the Company Capital Stock by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof as may be required so that the rights and privileges granted hereby shall continue with respect to the Company Shares.

         (j) Specific Performance. Each party hereto agrees that a remedy at law
             --------------------
for any breach or threatened breach by such party of this Agreement would be inadequate and therefore agrees that any other party hereto shall be entitled to pursue specific performance of this Agreement in addition to any other available rights and remedies in case of any such breach or threatened breach.

         (k) Construction. The language used in this Agreement will be deemed to
             ------------
be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party. Unless the context otherwise requires: (i) words in the singular include the plural, and in the plural include the singular and (ii) the words "hereof", "herein", and
                                                    ------    ------
"hereunder" and words of similar import when used in this Agreement refer to
 --------
this Agreement as a whole and not to any particular provision of this Agreement, and section references are to this Agreement unless otherwise specified.

         (l) Governing Law. This Agreement shall be governed by, enforceable
             -------------
under, and construed in accordance with the laws of the State of New York.

         (m) Waiver of Jury Trial. Each of the parties hereto hereby irrevocably
             --------------------
waives any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement or the transactions contemplated hereby.

         (n) Termination of NHR Stockholders Agreement. The parties hereto agree
             -----------------------------------------
that, upon the effectiveness of this Agreement, the Amended and Restated Stockholders Agreement dated as of July 3, 1996 by and among NHR and its stockholders, as amended, shall be terminated and of no further force and effect.

                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement as of the day and year first above written.

                                       The Company:
                                       -----------

                                       CONCENTRA INC.


                                       By:______________________________________
                                          Name:
                                          Title:

                                       The WCAS Holders:
                                       ----------------

                                       WELSH, CARSON, ANDERSON & STOWE VIII,
                                       L.P.

                                       BY: WCAS VIII Associates, L.L.C.,
                                           Its General Partner

                                       By:______________________________________
                                          Managing Member

                                       WCAS HEALTHCARE PARTNERS, L.P.

                                       BY: WCAS HC Partners,
                                           its General Partner

                                       By:______________________________________
                                          General Partner

                                       Patrick J. Welsh
                                       Russell L. Carson
                                       Bruce K. Anderson
                                       Andrew M. Paul
                                       Thomas E. McInerney
                                       Robert A. Minicucci
                                       Anthony J. deNicola
                                       Paul B. Queally
                                       Lawrence B. Sorrel
                                       D. Scott Mackesy
                                       Priscilla A. Newman
                                       Laura M. VanBuren
                                       Sean M. Traynor
                                       John Almedia, Jr.
                                       Jonathan M. Rather


                                       By: /s/ JONATHAN M. RATHER
                                           -------------------------------------
                                       Jonathan M. Rather, Individually and
                                       as Attorney-in-Fact

                                       WCAS MANAGEMENT CORP


                                       By:______________________________________
                                          Title:

Accepted and agreed to solely for purposes of Section 6 above as of the date first above written:

FERRER FREEMAN THOMPSON & CO., LLC

on behalf of FFT PARTNERS I, L.P.
and as its General Partner

and

on behalf of FFT EXECUTIVE
PARTNERS I, L.P. and as its General Partner


and

on behalf of FFT PARTNERS II, L.P.
and as its General Partner


By:_____________________________________
   Name:
   Title:

               STOCKHOLDERS AGREEMENT - NHR HOLDER SIGNATURE PAGE


                                       NHR Holder:
                                       ----------


                                       By:______________________________________
                                          Name:
                                          Title:

                                                                      SCHEDULE I
                                                                      ----------

                                  WCAS Holders
                                  ------------


WELSH, CARSON, ANDERSON & STOWE VIII, L.P.
WCAS HEALTHCARE PARTNERS, L.P.
WCAS MANAGEMENT CORP
Patrick J. Welsh
Russell L. Carson
Bruce K. Anderson
Andrew M. Paul
Thomas E. McInerney
Robert A. Minicucci
Anthony J. deNicola
Paul B. Queally
Lawrence B. Sorrel
D. Scott Mackesy
Priscilla A. Newman
Laura M. VanBuren
Sean M. Traynor
John Almedia, Jr.
Jonathan M. Rather

c/o   Welsh, Carson, Anderson & Stowe
      320 Park Avenue, Suite 2500
      New York, New York 10022
      Attention: Paul B. Queally
      Facsimile:  (212) 893-9566

                                                                     SCHEDULE II
                                                                     -----------

                                  NHR Holders1
                                  ------------


         Name                           Address For Notices
         ----                           -------------------


                                    [TO COME]


-----------------------
1 Will include all NHR stockholders other than WCAS persons.